Exhibit 10.1


                                COLUMBIA BANCORP

                             1997 STOCK OPTION PLAN


1.       PURPOSE OF THE PLAN:

         The purpose of the Plan is to advance the interests of Columbia Bancorp (the "Corporation") by assisting in attracting and retaining selected employees, directors and consultants ("Key Persons") and providing them with increased motivation to exert their best efforts on behalf of the Corporation.

2.       ADMINISTRATION:

         The Plan shall be administered by the Board of Directors or, to the extent determined by the Board of Directors, a committee consisting of not less than two non-employee directors of the Corporation (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) to be appointed by and to serve at the pleasure of the Board of Directors (the Board of Directors and/or such Committee, as applicable, referred to herein as the "Administrator"). The Administrator shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as may be deemed desirable, to determine the terms and conditions of options granted under the Plan and to amend any option previously granted under the Plan, provided that no such amendment shall materially adversely affect any outstanding option without the consent of the grantee.

3.       STOCK SUBJECT TO OPTION:

         The total number of shares of common stock of the Corporation (par value $.01 per share) ("Common Stock") reserved and available for issuance under the Plan shall be 150,000; provided, however, that from and after such time as the number of outstanding shares of Common Stock as reflected on the Corporation's quarterly or year-end balance sheet exceeds 2,148,000, the total number of shares of Common Stock reserved and available for issuance under the Plan shall automatically be increased so as to equal seven (7) percent of the number of then outstanding shares of Common Stock, provided, further, that no more than 150,000 shares of Common Stock shall be cumulatively available for incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If any option, or portion of an option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Common Stock, or if any shares of Common Stock are surrendered to the Corporation in connection with any option or the exercise thereof (whether or not such surrendered shares of Common Stock were acquired pursuant to the Plan), the shares of Common Stock subject to such option and the surrendered shares of Common Stock shall thereafter be available for further options under the Plan;

provided, however, that any such shares of Common Stock that are surrendered to the Corporation in connection with any option or that are otherwise forfeited after issuance shall not be available for purchase pursuant to any incentive stock option qualifying under Section 422 of the Code.

4.       ELIGIBILITY:

         The individuals who shall be eligible to participate in the Plan shall be the Key Persons of the Corporation, or of any corporation (a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan, but only if the Corporation owns or controls, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation, as determined and selected by the Administrator from time to time.

5.       TERMS AND CONDITIONS OF OPTIONS:

         Options under the Plan are intended to be either incentive stock options qualifying under Section 422 of the Code, or non-statutory stock options not qualifying under any section of the Code as the Administrator may determine in its discretion from time to time, provided, however, that only Key Persons who are employees of the Corporation or a Subsidiary shall be eligible to receive incentive stock options. All options granted under the Plan shall be issued upon such terms and conditions as the Administrator may determine from time to time, subject to the following provisions (which shall apply to both incentive and non-qualified stock options unless otherwise indicated):

                  (a) Option Price. The exercise price per share with respect to each option shall be not less than: (i) for incentive stock options, 100% of the Fair Market Value of the Common Stock on the date the option is granted and (ii) for non-qualified stock options, 50% of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value" of a share of Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the

         Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

                  (b) Individual Limit on Number of Options. Subject to adjustments as provided in Section 8 of the Plan, the maximum number of shares of Common Stock subject to options that may be granted under this Plan to any one employee shall be limited to 100,000.

                  (c) Change in Control. Except as otherwise provided in an option agreement, unexercised options shall immediately become exercisable if: (A) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the voting equity stock of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) other than the Corporation is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock of The Columbia Bank; or (B) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) gains control of the election of a majority of the Board of Directors of the Corporation, or any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) other than the Corporation gains control of the election of a majority of the Board of Directors of The Columbia Bank; or (C) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations promulgated thereunder) gains control of the management or policies of either of the Corporation or The Columbia Bank; or (D) Either the Corporation or The Columbia Bank consolidates with, or merges with or into, another entity (including a corporation, bank, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or another such entity consolidates with, or merges with or into, the Corporation or The Columbia Bank in any such event pursuant to a transaction in which the issued and outstanding shares of the voting equity stock of the Corporation or The Columbia Bank are to be converted into or exchanged for cash, securities or other property; or
         (E) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of either the Corporation or The Columbia Bank (together with any directors who are members of such Board of Director on the effective date hereof and any new directors whose election or whose nomination for election was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of either the Corporation or The Columbia Bank then in office.

                  (d) Term of Option. No stock option may be exercisable after the expiration of 10 years after the date such option was granted.

                  (e) Options Nonassignable and Nontransferable. Each incentive stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the employee's lifetime only by the employee or his or her guardian or legal representative. Except to the extent provided by the Administrator, each non-statutory stock option and all rights thereunder, including the right to surrender the option, shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("DRO"), or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative or transferee under a DRO.

6.       SURRENDER OF OPTIONS FOR CASH OR STOCK:

         Any option granted under the Plan may include a right to surrender to the Corporation up to 100% of the option to the extent then exercisable and receive in exchange a cash payment or a payment in stock or a combination of cash and stock, in each case equal to the excess of the Fair Market Value of the shares covered by the option or portion thereof surrendered (determined as of the date the option is surrendered) over the aggregate exercise price for such shares. Such right may be granted by the Administrator concurrently with the option or thereafter by amendment upon such terms and conditions as the Administrator may determine.

7.       PAYROLL DEDUCTIONS:

         In the discretion of the Administrator, there may be made available to employee optionees an election for the payroll deduction each pay period over the term of the option of amounts equal to the aggregate exercise price of any or all of such options (and estimated federal income taxes thereon). Interest will be paid on payroll deductions at rates prescribed from time to time by the Administrator.

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

         If the shares of the Common Stock outstanding are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options have been or may be granted (in the aggregate and to any individual). Any such adjustment in an outstanding option shall be made without change in the aggregate purchase price to be paid upon the exercise thereof. Adjustments under this paragraph shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

         In the event of a reorganization, merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity or a statutory share exchange in which the Corporation is not the issuer, all options then outstanding under the Plan will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, as shall substantially preserve the rights and benefits of any option then outstanding under the Plan.

9.      OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS:

         Options may be granted under the Plan from time to time in substitution for stock options held by Key Persons of corporations who become or are about to become Key Persons of the Corporation or a Subsidiary as the result of (i) a merger or consolidation of the employing corporation with the Corporation or a Subsidiary, (ii) the acquisition by the Corporation or a Subsidiary of the assets of the employing corporation, or (iii) the acquisition by the Corporation or a Subsidiary of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in paragraph 5 of this Plan to such extent as the Administrator at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

10.      EFFECTIVE DATE OF THE PLAN:

         The Plan shall be effective February 24, 1997, provided it is approved within one year of such date by a majority of the total votes eligible to be cast at a meeting of the stockholders of the Corporation.

11.      TERMINATION DATE:

         No options may be granted under the Plan after February 23, 2007. Subject to paragraph 5(d), options granted before the termination date for the Plan may extend beyond that date.

12.      AMENDMENT:

         The Plan may be amended, suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors; provided, however, that none of the following changes may be made without the approval of the stockholders of the Corporation:

                  (i) an increase in the number of shares of Common Stock available under the Plan, other than adjustments pursuant to paragraph 8;

                  (ii) an increase in the number of shares for which a Key Person may be granted options under the Plan; or

                  (iii)  an extension of the term of the Plan.

13.      COMPLIANCE WITH LAWS AND REGULATIONS:

         The grant, holding and vesting of all options under the Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Administrator, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Common Stock is traded.

14.      EXPENSES:

         The Corporation shall bear all expenses and costs in connection with the administration of the Plan.